UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 998-2440

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $.001	BMTM	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On April 3, 2023, in accordance with certain procedures (the “Bidding Procedures”) adopted by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in In re Big Village Holding LLC, et al., jointly-administered under case No. 23-10174 (the “Bankruptcy Case”), Bright Mountain Media, Inc., a Florida corporation (the “Company”) submitted a bid (the “Bid”) for the acquisition of certain assets of Big Village Insights, Inc., a Delaware corporation f/k/a Engine International, Inc., Big Village Agency LLC, a Delaware limited liability company f/k/a Engine USA LLC, Big Village Group Inc., a Delaware corporation f/k/a Engine Group Inc., Deep Focus, Inc., a New York corporation, EMX Digital Inc., a Delaware corporation, Balihoo, Inc., a Delaware corporation, and Big Village Media LLC, a Delaware limited liability company f/k/a Engine Media LLC in the Bankruptcy Case (collectively, the “Sellers”) related to the Sellers’ Agency Business and Insights Business, (as defined in the APA) (collectively, the “Business”). The Bid contemplated the payment of a deposit, a cash payment at Closing (as defined in the APA) and the assumption of certain of Sellers’ liabilities (the “Assumed Liabilities”), all as set forth in a definitive asset purchase agreement among the Sellers and the Company (the “APA”) and described below.

In accordance with the Bidding Procedures, on April 4, 2023, the Sellers conducted an auction among qualified bidders, including the Company (the “Auction”). At the Auction, following certain negotiated modifications to the APA, the Company was declared the winning bidder with a bid of $19,874,000 plus the Assumed Liabilities, in accordance with the modified APA. The Company delivered the deposit of $1,987,400 to the escrow agent effective as of April 3, 2023.

On April 10, 2023, the Bankruptcy Court entered an order approving the sale of all of the Sellers’ right, title and interest in, to, and under the assets, rights, and properties of every nature (whether now existing or hereafter acquired and whether or not reflected on the books or financial records of Sellers) primarily used in or related to the operation or conduct of the Business (the “Acquired Assets”) to the Company in accordance with the APA, as modified at the Auction (the “Sale Order”). The APA was executed on April 10, 2023 and upon the Sale Order became a binding agreement among the parties.

Each of the Company and the Sellers has provided representations, warranties and covenants in the APA, including the following covenants relating to the conduct of the Business prior to the Closing: (A) maintaining the properties and assets included in the Acquired Assets in the same condition as they were on the date of the APA, subject to reasonable wear and tear, if applicable; (B) using commercially reasonable efforts to preserve intact the Business and the Business’s goodwill, to keep available the services of the Sellers’ employees and agents, and to maintain relations with the customers and other business relations of the Business; (C) not (i) amending, modifying, waiving, terminating, rejecting or seeking to reject any Assigned Contract (as defined in the APA) (or any right thereunder), (ii) taking or omitting to take any action that would result (with notice or lapse of time or both) in a breach under any Assigned Contract, or (iii) entering into any new Contract (as defined in the APA) in respect of the Acquired Assets; and (D) unless otherwise approved or ordered by the Bankruptcy Court in the Bankruptcy Cases, initiating, waiving, releasing, assigning, settling or compromising (i) any Action (as defined in the APA) in respect of the Business, the Acquired Assets or the Assumed Liabilities, (ii) any Action that could give rise to any liabilities or impose any binding obligation whether contingent or realized) on the Sellers, or (iii) waive or release any claims or rights included in or related to the Acquired Assets.

The closing of the sale is subject to certain conditions, including (a) that no governmental authority has enacted, issued, promulgated or entered any order that is in effect and has the effect of making the transactions contemplated by the APA illegal, or otherwise restraining or prohibiting consummation of such transactions that are not otherwise satisfied, resolved or preempted by the Sale Order, (b) the Bankruptcy Court shall have entered the Sale Order, and the Sale Order shall not have been stayed, vacated, reversed or modified without the consent of the Company as of the closing date, and (c) performance in all material respects by each party of its covenants and agreements.

The APA contains certain termination rights for both the Company and the Sellers. Big Village Insights, Inc., as the Sellers representative, and the Company has the right to terminate the Agreement (a) by mutual written consent, (b) in the event that there is any law that makes consummation of the transactions contemplated by the APA illegal or otherwise prohibited or any governmental authority issues an order restraining or enjoining the transactions contemplated by the APA and such government order has become final and non-appealable, or (c) at any time following April 20, 2023 (the “End Date”) if the Closing shall not have occurred on or before the End Date.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Commitment Letter

On April 4, 2023, the Company entered into a commitment letter (the “Commitment Letter”) with Centre Lane Solutions Partners, LP (together with any designated affiliates thereof, the “CLP Lenders”). The Commitment Letter provides that, subject to the conditions set forth therein, the CLP Lenders commit to provide financing in the form of a senior secured credit facility with a super priority first lien term loan in an aggregate principal amount of up to $26,316,000 (the “SPTL Facility”) for the acquisition of the Acquired Assets of the Sellers (the “Acquisition”), including the payment of the deposit, cash payment at Closing, the payment of cure claims related to assumed and assigned executory contracts, the payment of related transaction fees and expenses, including funding the original issue discount, and the funding of cash to the Company’s balance sheet. In connection with the SPTL Facility, the Company and its subsidiaries are required to grant to the CLP Lenders a perfected, first priority security interest in all assets and capital stock held in or by the Company and its subsidiaries.

Additionally, the CLP Lenders’ commitment to provide the SPTL Facility is subject to certain conditions, including: (a) the preparation, execution and delivery of mutually acceptable loan documentation, and satisfaction of conditions precedent set forth in the final loan documentation; (b) no material adverse change in the condition of the Business (financial or otherwise), operations, properties or prospects of the Company or the Sellers; (c) the consummation of the sale of the Acquired Assets concurrently with the Closing of the SPTL Facility; (d) the issuance by the Company to CLP Lenders of an equity interest in the Company equal to ten percent of the fully diluted ownership in the Company as of the date of the Closing of the SPTL Facility; (e) payment in full of all fees, expenses and other amounts payable under the Commitment Letter and under the final loan documents; and (f) the Company’s overall compliance with the terms of the Commitment Letter.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, as modified, dated April 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	BRIGHT MOUNTAIN MEDIA, INC.

	By:	/s/ Matt Drinkwater
Matt Drinkwater
Chief Executive Officer